UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 22, 2011

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on February 22, 2011. The Press Release will disclose information regarding our results of operations for the three months and the year ended January 31, 2011 and our financial condition as of January 31, 2011.

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the Securities and Exchange Commission. Among those Non-GAAP Measures are:

•

Financial measures presented on a constant currency basis (each, a “Constant Currency Measure”). Constant Currency Measures are calculated by translating the results of our Walmart International operating segment (“Walmart International”) for a fiscal period in the local currencies in which Walmart International operates into U.S. dollars using the currency exchange rates used to translate the similar results of Walmart International for the prior year comparable period into U.S. dollars to report those prior period results in our consolidated financial statements.

•

Our total U.S. comparable store sales and the comparable club sales of our Sam’s Club’s operating segment (“Sam’s Club”) for the thirteen-week periods, and for the fifty-two week periods, ended January 28, 2011 and January 29, 2010 calculated excluding the fuel sales of Sam’s Club for such periods.

•

The net sales of Sam’s Club for the three months ended January 31, 2011, excluding the fuel sales of Sam’s Club for that three-month period, and the percentage increase in the net sales of Sam’s Club for the three months and year ended January 31, 2011 over the net sales of Sam’s Club for the three months and year ended January 31, 2010, with such net sales calculated excluding the fuel sales of Sam’s Club for such periods.

•

The increase in the operating income of Sam’s Club for the year ended January 31, 2011 (“Fiscal 2011”) over the operating income of Sam’s Club for the year ended January 31, 2010 (“Fiscal 2010”), calculated excluding a restructuring charge of $174 million accrued by Sam’s Club during the three months ended January 31, 2010.

The Press Release provides information that reconciles each of these Non-GAAP Measures to the most directly comparable GAAP Measures.

Our management believes that presentation of the Non-GAAP Measures discussed above provides useful information to investors regarding our financial condition and results of operations as to the periods for which they are presented for the following reasons:

•

We are required to translate Walmart International’s operating results as stated in local currencies into U.S. dollars to report our results of operations in accordance with generally accepted accounting principles as in effect in the United States. Period over period comparisons of our operating results can be affected by the differences between currency exchange rates in the prior fiscal period to which the comparison is made and the currency exchange rates in the current fiscal period as reflected in our operating results reported in U.S. dollars, making an investor’s assessment of the underlying performance of Walmart International and its effect on total company underlying performance for the current fiscal period more difficult. The presentation of the Constant Currency Measures permits investors to understand important aspects of Walmart International’s underlying performance in the current fiscal period without the effect of any period to period fluctuations in applicable currency exchange rates and how that performance would have affected our results of operations in the current fiscal period and in period over period comparisons had currency exchange rates remained constant since the comparable prior year period.

•

The presentation of our total U.S. comparable store sales, Sam’s Club’s comparable club sales, the net sales of Sam’s Club and the period over period percentage increase in the net sales of Sam’s Club, calculated, in each case, excluding the fuel sales of Sam’s Club, permits investors to understand the effect of such fuel sales on our total U.S. comparable store sales, on Sam’s Club’s comparable club sales and on Sam’s Club’s net sales for the periods presented.

•

The presentation of the increase in Sam’s Club’s operating income for Fiscal 2011 over its operating income for Fiscal 2010, adjusted to exclude the effect of a restructuring charge accrued in Fiscal 2010, permits investors to understand Sam’s Club’s year-over-year operating performance as reflected by the year-over-year change in Sam’s Club’s operating income without the effect of that restructuring charge.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1—A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2011

WAL-MART STORES, INC.

By:	/S/ CHARLES M. HOLLEY, JR.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President and Chief Financial Officer